Exhibit 99.01

Valero Energy Reports 2017 Fourth Quarter and Full Year Results

•	Reported net income attributable to Valero stockholders of $2.4 billion, or $5.42 per share, for the fourth quarter and $4.1 billion, or $9.16 per share, for the year.

•	Reported adjusted net income attributable to Valero stockholders of $509 million, or $1.16 per share, for the fourth quarter and $2.2 billion, or $4.96 per share, for the year.

•	Invested $641 million of growth and sustaining capital for the fourth quarter and $2.4 billion for the year.

•	Commissioned new 200,000 barrels per day Diamond Pipeline and Wilmington cogeneration unit in November.

•	Returned $727 million in cash to stockholders through dividends and stock buybacks in the fourth quarter and $2.6 billion in the year.

SAN ANTONIO, February 1, 2018 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $2.4 billion, or $5.42 per share, for the fourth quarter of 2017 compared to $367 million, or $0.81 per share, for the fourth quarter of 2016. Excluding an income tax benefit of $1.9 billion, or $4.26 per share, that resulted from the Tax Cuts and Jobs Act of 2017 (Tax Reform), fourth quarter 2017 adjusted net income attributable to Valero stockholders was $509 million, or $1.16 per share. For the year ended December 31, 2017, net income attributable to Valero stockholders was $4.1 billion, or $9.16 per share, compared to $2.3 billion, or $4.94 per share for 2016. Excluding the income tax benefit for 2017 and other adjustments reflected in the accompanying earnings release tables for 2016, adjusted net income attributable to Valero stockholders for 2017 was $2.2 billion, or $4.96 per share, compared to $1.7 billion, or $3.72 per share, for 2016.

“We performed very well this year,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We achieved a number of operational performance records and delivered solid financial results.”

Refining
The refining segment reported $982 million of operating income for the fourth quarter of 2017 compared to $645 million for the fourth quarter of 2016, which has been retrospectively revised to reflect the operating results of Valero Energy Partners LP (NYSE: VLP) as a separate segment consistent with Valero’s current segment presentation. Fourth quarter 2017 operating income includes $17 million of expenses primarily related to ongoing repairs at certain of the company’s U.S. Gulf Coast refineries to address damage resulting from Hurricane Harvey. Excluding those repair costs, operating income increased by $354 million, primarily driven by higher distillate and gasoline margins in most regions and wider discounts for domestic sweet crude oils relative to Brent crude oil, partly offset by narrower discounts for medium and heavy sour crude oils versus Brent.

Refinery throughput capacity utilization was 96 percent, and throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2017, which is 156,000 barrels per day higher than the fourth quarter of 2016. The company exported a total of 392,000 barrels per day of gasoline and distillate during the fourth quarter of 2017.

“Our Port Arthur refinery completed its post-hurricane recovery efforts and resumed normal operations in the fourth quarter,” Gorder, said.

Biofuel blending costs were $311 million in the fourth quarter of 2017, which is $94 million higher than in the fourth quarter of 2016, and $942 million in 2017, which is $193 million higher than in 2016. The higher cost is mainly due to higher Renewable Identification Number (RIN) prices.

“Looking ahead, we continue to see a favorable fundamental environment, with abundant crude oil supply and strong products demand being supported by global economic growth,” Gorder said. “We’re also encouraged by the potential benefits to the refining industry from Tax Reform and the reduction in the global limit for fuel oil sulfur.”

Ethanol
The ethanol segment reported $37 million of operating income for the fourth quarter of 2017 compared to $126 million for the fourth quarter of 2016. The decrease in operating income is attributed primarily to margin pressure resulting from lower ethanol prices. Ethanol production volumes averaged 4.0 million gallons per day in the fourth quarter of 2017, which is 53,000 gallons per day higher than in the fourth quarter of 2016.

VLP
The VLP segment reported $80 million of operating income for the fourth quarter of 2017 compared to $70 million for the fourth quarter of 2016. The increase in operating income is mostly driven by contributions from the Red River pipeline segment, which was acquired in January 2017, and the Port Arthur terminal assets and Parkway Pipeline, which were acquired in November 2017.

Corporate and Other
General and administrative expenses were $238 million in the fourth quarter of 2017 compared to $208 million in the fourth quarter of 2016. For 2017, general and administrative expenses of $835 million were $120 million higher than in 2016 mainly due to reserve adjustments and a fee related to the termination of an agreement to acquire certain terminals in Northern California owned by Plains All American Pipeline, L.P. Excluding the income tax benefit related to Tax Reform, the effective tax rate was 30 percent for the fourth quarter of 2017.

Investing and Financing Activities
Capital investments totaled $641 million in the fourth quarter of 2017, of which $142 million was for turnarounds and catalyst. For 2017, capital investments totaled $2.4 billion, consisting of $1.3 billion for sustaining the business and $1.1 billion for growth projects.

Valero returned $727 million to stockholders in the fourth quarter, of which $421 million was for the purchase of 5 million shares of its common stock and the balance was paid as dividends. In 2017, Valero returned $2.6 billion to stockholders, or 63 percent of adjusted net cash provided by operating activities, consisting of $1.4 billion in stock buybacks and $1.2 billion in dividends. Net cash provided by operating activities in 2017 was $5.5 billion. Included in this amount is the favorable impact from a $1.3 billion decrease in working capital. Excluding the change in working capital, net cash generated was $4.2 billion.

The company is targeting a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2018. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital.

“With a lower tax burden in 2018 resulting from Tax Reform, we expect to see a significant benefit to Valero’s net cash provided by operating activities,” commented Gorder.

On January 23, the company announced a 14 percent increase in its quarterly common stock dividend from $0.70 per share to $0.80 per share, payable on March 6, 2018, to holders of record on February 13, 2018. The Board of Directors also approved an incremental $2.5 billion share repurchase authorization. Valero has approximately $1.2 billion of repurchase authority available under its previously announced buyback authorization, giving it $3.7 billion available for stock repurchases going forward.

Liquidity and Financial Position
Valero ended the fourth quarter of 2017 with $8.9 billion of total debt and $5.9 billion of cash and temporary cash investments. The debt to capital ratio, net of $2.0 billion in cash, was 23 percent.

Strategic Update
The Diamond Pipeline and the Wilmington cogeneration plant both started up in November and are performing as expected. The 200,000 barrels per day Diamond Pipeline increases Valero’s crude blend quality and supply flexibility, including access to many crude oil grades in Cushing, Oklahoma, for the Memphis refinery. The Wilmington refinery is benefitting from reduced operating expenses and improved supply reliability for power and steam.

“We were excited to receive our first barrels of crude oil off the Diamond Pipeline,” said Gorder. “With current price differentials between WTI and LLS crude oil, our Memphis refinery is enjoying a significant cost advantage versus crude delivered on Capline.”

Valero expects to invest $2.7 billion of capital in 2018, of which $1.0 billion is for growth projects and $1.7 billion is for sustaining the business. Included in the growth investments is the construction of a new 25,000 barrels per day alkylation unit at the St. Charles refinery, which received final approval from the company’s Board of Directors last week. Total cost for the alkylation unit is estimated at $400 million, and completion is expected in the second half of 2020.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.4 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in Valero Energy Partners LP, a midstream master limited partnership. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K. and Ireland. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “targeting,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q and our other reports filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted operating income, refining margin, ethanol margin, and adjusted net cash provided by operating activities. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (g) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Statement of income data
Operating revenues	$26,392	$20,712	$93,980	$75,659
Cost of sales:
Cost of materials and other	23,671	18,302	83,037	65,962
Operating expenses (excluding depreciation and amortization expense reflected below)	1,123	1,114	4,462	4,207
Depreciation and amortization expense	477	455	1,934	1,846
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(747)
Total cost of sales	25,271	19,871	89,433	71,268
Other operating expenses (b)	17	—	61	—
General and administrative expenses (excluding depreciation and amortization expense reflected below)	238	208	835	715
Depreciation and amortization expense	13	13	52	48
Asset impairment loss (c)	—	—	—	56
Operating income	853	620	3,599	3,572
Other income, net	26	21	76	56
Interest and debt expense, net of capitalized interest	(114)	(112)	(468)	(446)
Income before income tax expense (benefit)	765	529	3,207	3,182
Income tax expense (benefit) (c) (d) (e)	(1,635)	113	(949)	765
Net income	2,400	416	4,156	2,417
Less: Net income attributable to noncontrolling interests	29	49	91	128
Net income attributable to Valero Energy Corporation stockholders	$2,371	$367	$4,065	$2,289

Earnings per common share	$5.43	$0.81	$9.17	$4.94
Weighted-average common shares outstanding (in millions)	435	451	442	461

Earnings per common share – assuming dilution	$5.42	$0.81	$9.16	$4.94
Weighted-average common shares outstanding – assuming dilution (in millions)	437	453	444	464

Dividends per common share	$0.70	$0.60	$2.80	$2.40

See Notes to Earnings Release Tables on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining (f)	Ethanol	VLP (f)	Corporate and Eliminations	Total
Three months ended December 31, 2017
Operating revenues:
Operating revenues from external customers	$25,621	$766	$—	$5	$26,392
Intersegment revenues	5	40	126	(171)	—
Total operating revenues	25,626	806	126	(166)	26,392
Cost of sales:
Cost of materials and other	23,203	638	—	(170)	23,671
Operating expenses (excluding depreciation and amortization expense reflected below)	982	113	29	(1)	1,123
Depreciation and amortization expense	442	18	17	—	477
Total cost of sales	24,627	769	46	(171)	25,271
Other operating expenses (b)	17	—	—	—	17
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	238	238
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$982	$37	$80	$(246)	$853

Three months ended December 31, 2016
Operating revenues:
Operating revenues from external customers	$19,666	$1,046	$—	$—	$20,712
Intersegment revenues	—	75	105	(180)	—
Total operating revenues	19,666	1,121	105	(180)	20,712
Cost of sales:
Cost of materials and other	17,615	867	—	(180)	18,302
Operating expenses (excluding depreciation and amortization expense reflected below)	980	110	24	—	1,114
Depreciation and amortization expense	426	18	11	—	455
Total cost of sales	19,021	995	35	(180)	19,871
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	208	208
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$645	$126	$70	$(221)	$620

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining (f)	Ethanol	VLP (f)	Corporate and Eliminations	Total
Year ended December 31, 2017
Operating revenues:
Operating revenues from external customers	$90,651	$3,324	$—	$5	$93,980
Intersegment revenues	6	176	452	(634)	—
Total operating revenues	90,657	3,500	452	(629)	93,980
Cost of sales:
Cost of materials and other	80,865	2,804	—	(632)	83,037
Operating expenses (excluding depreciation and amortization expense reflected below)	3,917	443	104	(2)	4,462
Depreciation and amortization expense	1,800	81	53	—	1,934
Total cost of sales	86,582	3,328	157	(634)	89,433
Other operating expenses (b)	58	—	3	—	61
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	835	835
Depreciation and amortization expense	—	—	—	52	52
Operating income by segment	$4,017	$172	$292	$(882)	$3,599

Year ended December 31, 2016
Operating revenues:
Operating revenues from external customers	$71,968	$3,691	$—	$—	$75,659
Intersegment revenues	—	210	363	(573)	—
Total operating revenues	71,968	3,901	363	(573)	75,659
Cost of sales:
Cost of materials and other	63,405	3,130	—	(573)	65,962
Operating expenses (excluding depreciation and amortization expense reflected below)	3,696	415	96	—	4,207
Depreciation and amortization expense	1,734	66	46	—	1,846
Lower of cost or market inventory valuation adjustment (a)	(697)	(50)	—	—	(747)
Total cost of sales	68,138	3,561	142	(573)	71,268
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	715	715
Depreciation and amortization expense	—	—	—	48	48
Asset impairment loss (c)	56	—	—	—	56
Operating income by segment	$3,774	$340	$221	$(763)	$3,572

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$2,371	$367	$4,065	$2,289
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	—	—	747
Income tax expense related to the lower of cost or market inventory valuation adjustment	—	—	—	(168)
Lower of cost or market inventory valuation adjustment, net of taxes	—	—	—	579
Asset impairment loss (c)	—	—	—	(56)
Income tax benefit on Aruba Disposition (c)	—	—	—	42
Income tax benefit from Tax Reform (d)	1,862	—	1,862	—
Total adjustments	1,862	—	1,862	565
Adjusted net income attributable to Valero Energy Corporation stockholders	$509	$367	$2,203	$1,724

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$5.42	$0.81	$9.16	$4.94
Exclude adjustments:
Lower of cost or market inventory valuation adjustment, net of taxes (a)	—	—	—	1.25
Asset impairment loss (c)	—	—	—	(0.12)
Income tax benefit on Aruba Disposition (c)	—	—	—	0.09
Income tax benefit from Tax Reform (d)	4.26	—	4.20	—
Total adjustments	4.26	—	4.20	1.22
Adjusted earnings per common share – assuming dilution	$1.16	$0.81	$4.96	$3.72

See Notes to Earnings Release Tables on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment (f)
Refining operating income	$982	$645	$4,017	$3,774
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	982	980	3,917	3,696
Depreciation and amortization expense	442	426	1,800	1,734
Other operating expenses (b)	17	—	58	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(697)
Asset impairment loss (c)	—	—	—	56
Refining margin	$2,423	$2,051	$9,792	$8,563

Refining operating income	$982	$645	$4,017	$3,774
Exclude:
Other operating expenses (b)	(17)	—	(58)	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	697
Asset impairment loss (c)	—	—	—	(56)
Adjusted refining operating income	$999	$645	$4,075	$3,133

Ethanol segment
Ethanol operating income	$37	$126	$172	$340
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	113	110	443	415
Depreciation and amortization expense	18	18	81	66
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(50)
Ethanol margin	$168	$254	$696	$771

Ethanol operating income	$37	$126	$172	$340
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	—	50
Adjusted ethanol operating income	$37	$126	$172	$290

VLP segment (f)
VLP operating income	$80	$70	$292	$221
Exclude: Other operating expenses (b)	—	—	(3)	—
Adjusted VLP operating income	$80	$70	$295	$221

See Notes to Earnings Release Tables on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (h)
U.S. Gulf Coast region (f)
Refining operating income	$585	$393	$2,049	$1,797
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	558	551	2,254	2,095
Depreciation and amortization expense	270	264	1,109	1,038
Other operating expenses (b)	16	—	57	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(37)
Asset impairment loss (c)	—	—	—	56
Refining margin	$1,429	$1,208	$5,469	$4,949

Refining operating income	$585	$393	$2,049	$1,797
Exclude:
Other operating expenses (b)	(16)	—	(57)	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	37
Asset impairment loss (c)	—	—	—	(56)
Adjusted refining operating income	$601	$393	$2,106	$1,816

U.S. Mid-Continent region (f)
Refining operating income	$234	$51	$881	$397
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	131	138	567	560
Depreciation and amortization expense	65	63	261	254
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(9)
Refining margin	$430	$252	$1,709	$1,202

Refining operating income	$234	$51	$881	$397
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	—	9
Adjusted refining operating income	$234	$51	$881	$388

See Notes to Earnings Release Tables on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (h) (continued)

North Atlantic region
Refining operating income	$199	$207	$985	$1,355
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	151	138	529	501
Depreciation and amortization expense	52	43	202	195
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(646)
Refining margin	$402	$388	$1,716	$1,405

Refining operating income	$199	$207	$985	$1,355
Exclude: Lower of cost or market inventory valuation adjustment (a)	—	—	—	646
Adjusted refining operating income	$199	$207	$985	$709

U.S. West Coast region
Refining operating income (loss)	$(36)	$(6)	$102	$225
Add back:
Operating expenses (excluding depreciation and amortization expense reflected below)	142	153	567	540
Depreciation and amortization expense	55	56	228	247
Other operating expenses (b)	1	—	1	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	(5)
Refining margin	$162	$203	$898	$1,007

Refining operating income (loss)	$(36)	$(6)	$102	$225
Exclude:
Other operating expenses (b)	(1)	—	(1)	—
Lower of cost or market inventory valuation adjustment (a)	—	—	—	5
Adjusted refining operating income (loss)	$(35)	$(6)	$103	$220

See Notes to Earnings Release Tables on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	463	382	469	396
Medium/light sour crude oil	448	547	458	526
Sweet crude oil	1,394	1,184	1,323	1,193
Residuals	197	243	219	272
Other feedstocks	152	138	148	152
Total feedstocks	2,654	2,494	2,617	2,539
Blendstocks and other	355	359	323	316
Total throughput volumes	3,009	2,853	2,940	2,855

Yields (thousand barrels per day)
Gasolines and blendstocks	1,473	1,429	1,423	1,404
Distillates	1,142	1,047	1,127	1,066
Other products (i)	434	412	428	421
Total yields	3,049	2,888	2,978	2,891

Operating statistics (f) (g) (j)
Refining margin (from Table Page 5)	$2,423	$2,051	$9,792	$8,563
Adjusted refining operating income (from Table Page 5)	$999	$645	$4,075	$3,133
Throughput volumes (thousand barrels per day)	3,009	2,853	2,940	2,855

Refining margin per barrel of throughput	$8.75	$7.82	$9.12	$8.20
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.55	3.74	3.65	3.54
Depreciation and amortization expense per barrel of throughput	1.60	1.62	1.67	1.66
Adjusted refining operating income per barrel of throughput	$3.60	$2.46	$3.80	$3.00

See Notes to Earnings Release Tables on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating statistics (g) (j)
Ethanol margin (from Table Page 5)	$168	$254	$696	$771
Adjusted ethanol operating income (from Table Page 5)	$37	$126	$172	$290
Production volumes (thousand gallons per day)	4,040	3,987	3,972	3,842

Ethanol margin per gallon of production	$0.46	$0.69	$0.48	$0.55
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.31	0.30	0.31	0.30
Depreciation and amortization expense per gallon of production	0.05	0.05	0.05	0.04
Adjusted ethanol operating income per gallon of production	$0.10	$0.34	$0.12	$0.21

See Notes to Earnings Release Tables on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS (f)
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating statistics (j)
Pipeline transportation revenue	$30	$20	$101	$78
Terminaling revenue	95	84	348	284
Storage and other revenue	1	1	3	1
Total VLP operating revenues	$126	$105	$452	$363

Pipeline transportation throughput (thousand barrels per day)	1,032	770	964	829
Pipeline transportation revenue per barrel of throughput	$0.31	$0.29	$0.29	$0.26

Terminaling throughput (thousand barrels per day)	3,273	2,664	2,889	2,265
Terminaling revenue per barrel of throughput	$0.32	$0.34	$0.33	$0.34

See Notes to Earnings Release Tables on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating statistics by region (h)
U.S. Gulf Coast region (f) (g) (j)
Refining margin (from Table Page 6)	$1,429	$1,208	$5,469	$4,949
Adjusted refining operating income (from Table Page 6)	$601	$393	$2,106	$1,816
Throughput volumes (thousand barrels per day)	1,800	1,653	1,735	1,653

Refining margin per barrel of throughput	$8.63	$7.95	$8.63	$8.18
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.38	3.63	3.56	3.46
Depreciation and amortization expense per barrel of throughput	1.63	1.74	1.75	1.72
Adjusted refining operating income per barrel of throughput	$3.62	$2.58	$3.32	$3.00

U.S. Mid-Continent region (f) (g) (j)
Refining margin (from Table Page 6)	$430	$252	$1,709	$1,202
Adjusted refining operating income (from Table Page 6)	$234	$51	$881	$388
Throughput volumes (thousand barrels per day)	437	447	457	452

Refining margin per barrel of throughput	$10.72	$6.14	$10.25	$7.28
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.25	3.35	3.40	3.39
Depreciation and amortization expense per barrel of throughput	1.65	1.55	1.57	1.54
Adjusted refining operating income per barrel of throughput	$5.82	$1.24	$5.28	$2.35

See Notes to Earnings Release Tables on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 7)	$402	$388	$1,716	$1,405
Adjusted refining operating income (from Table Page 7)	$199	$207	$985	$709
Throughput volumes (thousand barrels per day)	494	483	491	483

Refining margin per barrel of throughput	$8.84	$8.75	$9.58	$7.95
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.31	3.10	2.95	2.84
Depreciation and amortization expense per barrel of throughput	1.13	0.99	1.13	1.10
Adjusted refining operating income per barrel of throughput	$4.40	$4.66	$5.50	$4.01

U.S. West Coast region (g) (j)
Refining margin (from Table Page 7)	$161	$203	$898	$1,007
Adjusted refining operating income (loss) (from Table Page 7)	$(35)	$(6)	$103	$220
Throughput volumes (thousand barrels per day)	278	270	257	267

Refining margin per barrel of throughput	$6.27	$8.15	$9.56	$10.30
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.52	6.16	6.04	5.53
Depreciation and amortization expense per barrel of throughput	2.15	2.20	2.43	2.52
Adjusted refining operating income (loss) per barrel of throughput	$(1.40)	$(0.21)	$1.09	$2.25

See Notes to Earnings Release Tables on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Feedstocks (dollars per barrel)
Brent crude oil	$61.51	$51.09	$54.82	$45.02
Brent less West Texas Intermediate (WTI) crude oil	6.16	1.91	3.92	1.83
Brent less Alaska North Slope (ANS) crude oil	(0.02)	0.96	0.26	1.25
Brent less Louisiana Light Sweet (LLS) crude oil	0.46	0.56	0.69	0.15
Brent less Argus Sour Crude Index (ASCI) crude oil	3.88	5.18	4.18	5.18
Brent less Maya crude oil	8.32	8.34	7.74	8.63
LLS crude oil	61.05	50.53	54.13	44.87
LLS less ASCI crude oil	3.42	4.62	3.49	5.03
LLS less Maya crude oil	7.86	7.78	7.05	8.48
WTI crude oil	55.35	49.18	50.90	43.19

Natural gas (dollars per million British Thermal Units)	2.90	3.03	2.98	2.46

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	8.49	8.03	10.50	9.17
Ultra-low-sulfur diesel less Brent	15.03	12.83	13.26	10.21
Propylene less Brent	2.40	(9.78)	0.48	(6.68)
CBOB gasoline less LLS	8.95	8.59	11.19	9.32
Ultra-low-sulfur diesel less LLS	15.49	13.39	13.95	10.36
Propylene less LLS	2.86	(9.22)	1.17	(6.53)
U.S. Mid-Continent:
CBOB gasoline less WTI	16.43	9.36	15.65	11.82
Ultra-low-sulfur diesel less WTI	23.41	13.99	18.50	13.03
North Atlantic:
CBOB gasoline less Brent	11.31	11.89	12.57	11.99
Ultra-low-sulfur diesel less Brent	17.66	14.04	14.75	11.57
U.S. West Coast:
CARBOB 87 gasoline less ANS	10.57	11.56	18.12	17.04
CARB diesel less ANS	18.81	17.34	17.11	14.52
CARBOB 87 gasoline less WTI	16.75	12.51	21.78	17.62
CARB diesel less WTI	24.99	18.29	20.77	15.10
New York Harbor corn crush (dollars per gallon)	0.20	0.47	0.26	0.30

See Notes to Earnings Release Tables on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

			December 31,
			2017	2016
Balance sheet data
Current assets			$19,312	$16,800
Cash and temporary cash investments included in current assets			5,850	4,816
Inventories included in current assets			6,384	5,709
Current liabilities			11,071	8,328
Current portion of debt and capital lease obligations included in current liabilities			122	115
Debt and capital lease obligations, less current portion			8,750	7,886
Total debt and capital lease obligations			8,872	8,001
Valero Energy Corporation stockholders’ equity			21,991	20,024

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flow data
Net cash provided by operating activities	$1,660	$998	$5,482	$4,820

See Notes to Earnings Release Tables on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES

(a)
During the year ended December 31, 2016, we recorded a change in our lower of cost or market inventory valuation reserve that was established on December 31, 2015, resulting in a noncash benefit of $747 million ($697 million and $50 million attributable to our refining and ethanol segments, respectively).

(b)
Other operating expenses reflects expenses that are not associated with our cost of sales. Other operating expenses for the three months and year ended December 31, 2017 primarily includes costs incurred at certain of our United States (U.S.) Gulf Coast refineries and certain VLP assets due to damage associated with Hurricane Harvey.

(c)
Effective October 1, 2016, we (i) transferred ownership of all of our assets in Aruba, other than certain hydrocarbon inventories and working capital, to Refineria di Aruba N.V., an entity wholly-owned by the Government of Aruba (GOA), (ii) settled our obligations under various agreements with the GOA, including agreements that required us to dismantle our leasehold improvements under certain conditions, and (iii) sold the working capital of our Aruba operations, including hydrocarbon inventories, to the GOA, CITGO Aruba Refining N.V., and CITGO Petroleum Corporation. We refer to this transaction as the “Aruba Disposition.”

In June 2016, we recognized an asset impairment loss of $56 million representing all of the remaining carrying value of the long-lived assets of our crude oil and refined product terminal and transshipment facility in Aruba.

In September 2016 and in connection with the Aruba Disposition, our U.S. subsidiaries cancelled all outstanding debt obligations owed to them by our Aruba subsidiaries, which resulted in the recognition by us of an income tax benefit in the U.S. of $42 million during the year ended December 31, 2016.

(d)
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (Tax Reform) was enacted, resulting in the remeasurement of our U.S. deferred taxes and the recognition of a liability for taxes on the deemed repatriation of our foreign earnings and profits. Under U.S. generally accepted accounting principles (GAAP), we are required to recognize the effect of the Tax Reform in the period of enactment. As a result, we recognized a $1.9 billion income tax benefit in December 2017, which represents the estimated impact of Tax Reform. This estimate may be refined in future periods as further information becomes available.

(e)
The income tax benefit for the three months ended December 31, 2017 includes an income tax benefit associated with Tax Reform (see note (d) above). Excluding this effect, income tax expense was $227 million, resulting in an effective tax rate of 29.8%. The variation in the customary relationship between income tax expense and income before income tax expense for all periods presented is due primarily to earnings from our international operations that are taxed at statutory rates that are lower than in the U.S. In addition, for the year ended December 31, 2016, the variation is due to the recognition of an income tax benefit in the U.S. in connection with the Aruba Disposition (see note (c) above).

(f)
Effective January 1, 2017, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, we created a new reportable segment — VLP. The results of the VLP segment, which include the results of our majority-owned master limited partnership referred to by the same name, were transferred from the refining segment. Comparable prior period information for our refining segment (as well as that segment’s U.S. Gulf Coast and U.S. Mid-Continent regions) and VLP segment has been retrospectively adjusted to reflect our current segment presentation.

(g)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Table Page 15

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES (Continued)

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the lower of cost or market inventory valuation adjustment, its related income tax effect, the asset impairment loss, the income tax benefit on the Aruba Disposition, and the Tax Reform income tax benefit. We believe that these items are not indicative of our core operating performance and that their exclusion results in an important measure for our ongoing financial performance to better assess our underlying business results and trends.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the lower of cost or market inventory valuation adjustment, operating expenses (excluding depreciation and amortization expense), other operating expenses, depreciation and amortization expense, and the asset impairment loss. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding the lower of cost or market inventory valuation adjustment, operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding other operating expenses, the lower of cost or market inventory valuation adjustment, and the asset impairment loss. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income is defined as ethanol operating income excluding the lower of cost or market inventory valuation adjustment. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted VLP operating income is defined as VLP operating income excluding other operating expenses. We believe this is an important measure of our VLP segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

(h)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, pipeline transportation throughput volumes, or terminaling throughput volumes for the period, as applicable.

Throughput volumes, production volumes, pipeline transportation throughput volumes, and terminaling throughput volumes are calculated by multiplying throughput volumes per day, production volumes per day, pipeline transportation throughput volumes per day, and terminaling throughput volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period.

Table Page 16